Exhibit 77(q)(1)

EXHIBITS

(a) Form of Articles Supplementary to the Registrant's Articles of Incorporation is incorporated herein by reference to Post-Effective Amendment No. 12 to the Registrant's Registration Statement on Form N-1A, as filed on November 9, 2001.

(d) Form of Amended and Restated Multiple Class Plan pursuant to Rule 18f-3 of the Investment Company Act of 1940, as amended, is incorporated herein by reference to Post-Effective Amendment No. 12 to the Registrant's Registration Statement on Form N-1A, as filed on November 9, 2001.